Exhibit 31.1

I, James F. Robinson, certify that:

1. I have reviewed this annual report on Form 10-K/A for the year ended September 30, 2011 of Tufco Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 30, 2012

/s/ James F. Robinson
James F. Robinson
President and Chief Executive Officer